UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 26, 2011

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA		19341
(Address of Principal Executive Offices)		(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On May 26, 2011, ViroPharma Incorporated (the “Company”) filed a notice of appeal to the United States Court of Appeals for the District of Columbia Circuit from the final order granting a motion to dismiss the Company’s motion for declaratory relief (the “Complaint”) against the Food and Drug Administration, Margaret A. Hamburg, M.D., in her official capacity as Commissioner of Food and Drug Administration, the United States Department of Health and Human Services (“HHS”), and Kathleen Sebelius, in her official capacity as Secretary of HHS, (collectively “FDA”) entered in the United States District Court for the District of Columbia (the “District Court”) on April 15, 2011. Pursuant to the Complaint, ViroPharma sought review under the Administrative Procedure Act (“APA”) of the FDA’s decision to change its regulations to abandon its longstanding rule that an applicant for an Abbreviated New Drug Application (“ANDA”) seeking to demonstrate bioequivalence must do so through in vivo evidence unless the applicant obtains a waiver pursuant to the enumerated waiver criteria set forth in 21 C.F.R. § 320.22. ViroPharma had requested that the Court determine that (i) the plain reading of FDA’s regulations requires in vivo bioequivalence testing unless one of the criteria set forth in 21 C.F.R. § 320.22 is satisfied, and (ii) FDA’s amendment of its regulations governing waiver of submission of in vivo bioequivalence evidence, without notice-and-comment rulemaking, violates 5 U.S.C. § 553 of the APA and was therefore invalid. The District Court did not address these arguments but instead granted the motion to dismiss brought by the defendants on a basis of a lack of standing. Future filings by the Company with the United States Court of Appeals for the District of Columbia Circuit will specify the basis for the appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: May 26, 2011	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary